As filed with the Securities and Exchange Commission on May 26, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WASTE MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	73-1309529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1001 Fannin Street
Suite 4000
Houston, Texas 77001
(713) 512-6200
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)

WASTE MANAGEMENT, INC. 2009 STOCK INCENTIVE PLAN
(Full titles of the Plans)

Rick L Wittenbraker
Waste Management, Inc.
1001 Fannin Street
Suite 4000
Houston, Texas 77002
(713) 512-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price per share	aggregate offering	registration fee
to be registered	Registered (1)	(2)	price (3)	(3)
Common Stock, par value $0.01 per share	26,225,361	$28.085	$736,539,264	$41,099

(1)	Represents the aggregate number of shares available for issuance under the 2009 Stock Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover such indeterminate number of additional shares that may become issuable under the Plan in accordance with the adjustment and anti-dilution provisions thereof.

(2)	Represents the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 21, 2009.

(3)	Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based on the average of the high and low prices of Common Stock as reported on the New York Stock Exchange on May 21, 2009.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the “Note” to Part I of Form S-8.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are hereby incorporated by reference into this Registration Statement:
(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 1, 1993, as amended on Form 8-B filed with the Commission on July 13, 1995.

(d)	Current Report on Form 8-K filed with the Commission on February 26, 2009.

(e)	Current Report on Form 8-K filed with the Commission on February 27, 2009.

(f)	Current Report on Form 8-K filed with the Commission on March 2, 2009.

(g)	Current Report on Form 8-K filed with the Commission on May 12, 2009.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Certificate of Incorporation (the “Charter”) and the Bylaws of the Registrant provide in effect that the Registrant shall indemnify its directors and officers (as well as persons serving as a director or officer of any of the Registrant’s direct or indirect subsidiaries) to the extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). Sections 102 and 145 of the DGCL provide that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances, as described below.
     In accordance with Section 102 of the DGCL, the Registrant’s Charter contains a provision that eliminates the personal liability of directors of the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the Registrant or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit.
     Pursuant to Subsection (a) of Section 145 of the DGCL, the Registrant’s Bylaws provide that the Registrant shall indemnify and upon request advance expenses to any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (other than an action by or in the name of the Registrant), against all liability, loss suffered and expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement reasonably incurred in connection with such action, suit, proceeding or claim provided that the Registrant shall not be required to indemnify or advance expenses to any person in connection with any action, suit, proceeding or claim initiated by or on behalf of such person unless the initiation of such action, suit, proceeding or claim was authorized in the specific case by the Board of Directors.
     Pursuant to Subsection (b) of Section 145 of the DGCL, the Registrant’s Bylaws provide that the Registrant shall indemnify and upon request advance expenses to any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against all expenses (including attorney’s fees and expenses), reasonably incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim provided that the Registrant shall not be required to indemnify or advance expenses to any person in connection with any action, suit, proceeding or claim initiated by or on behalf of such person.
     The Registrant’s Bylaws further provide that, to the extent that a director or officer has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Any person seeking indemnification as described above shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The indemnification provided by Section 145 of the DGCL shall not be exclusive of any other rights to which the party seeking indemnification may be entitled.
     Section 145 of the DGCL also provides that a corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL. The Registrant has purchased certain liability insurance for its officers and directors.
     The Registrant has entered into indemnification agreements with its directors and certain of its executive officers and certain of its executive officers’ employment agreements contain indemnification provisions. Such agreements and provisions generally provide that such persons will be indemnified and held harmless to the fullest extent of Delaware law.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following exhibits are filed as part of this Registration Statement:

4.1	—	Second Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2002).

4.2	—	Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 16, 2008).

4.3	—	Waste Management, Inc. 2009 Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 12, 2009).

5.1	—	Opinion of Amanda K. Maki with respect to the legality of the securities.

23.1	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Amanda K. Maki (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature page of this Registration Statement).
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY
     Know all men by these presents, that each person whose signature appears below constitutes and appoints David P. Steiner, Robert G. Simpson and Rick L Wittenbraker, and each of them, each of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- or post-effective amendments to this Registration Statement, including without limitation any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 26th day of May, 2009.

WASTE MANAGEMENT, INC.
/s/ David P. Steiner
By: David P. Steiner
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 26th day of May, 2009.

Signature	Title

/s/ David P. Steiner	Chief Executive Officer and Director

David P. Steiner	(Principal Executive Officer)

/s/ Robert G. Simpson	Senior Vice President and Chief Financial Officer

Robert G. Simpson	(Principal Financial Officer)

/s/ Greg A. Robertson	Vice President and Chief Accounting Officer

Greg A. Robertson	(Principal Accounting Officer)

Signature	Title

/s/ Pastora San Juan Cafferty	Director

Pastora San Juan Cafferty

/s/ Frank M. Clark, Jr.	Director

Frank M. Clark, Jr.

/s/ Patrick W. Gross	Director

Patrick W. Gross

/s/ John C. Pope	Director

John C. Pope

/s/ W. Robert Reum	Director

W. Robert Reum

/s/Steven G. Rothmeier	Director

Steven G. Rothmeier

/s/ Thomas H. Weidemeyer	Director

Thomas H. Weidemeyer

INDEX TO EXHIBITS

4.1	—	Second Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2002).

4.2	—	Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 16, 2008).

4.3	—	Waste Management, Inc. 2009 Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 12, 2009).

5.1	—	Opinion of Amanda K. Maki with respect to the legality of the securities.

23.1	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Amanda K. Maki (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature page of this Registration Statement).